NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND

FOR THE FIRST QUARTER OF 2023 AT $.07 PER SHARE

DALLAS, TEXAS – February 23, 2023 - NL Industries, Inc. (NYSE: NL) today announced that its board of directors has declared a quarterly dividend of seven cents ($0.07) per share on its common stock, payable on March 23, 2023 to shareholders of record at the close of business on March 7, 2023.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

* * * * *

Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700